Exhibit 10.1

SECURITY AND PLEDGE AGREEMENT

THIS SECURITY AND PLEDGE AGREEMENT (this “Agreement”) is entered into as of October 5, 2007 among NAUTILUS, INC., a Washington corporation (the “Borrower”), the other parties identified as “Obligors” on the signature pages hereto and such other parties that may become Obligors hereunder after the date hereof (together with the Borrower, individually an “Obligor”, and collectively the “Obligors”) and BANK OF AMERICA, N.A., in its capacity as administrative agent (in such capacity, the “Administrative Agent”) for the holders of the Secured Obligations (defined below).

RECITALS

WHEREAS, pursuant to that certain Credit Agreement dated as of February 14, 2007 (as amended, modified, extended, renewed or replaced from time to time, the “Credit Agreement”) among the Borrower, the Guarantors identified therein, the Lenders identified therein and the Administrative Agent, the Lenders have agreed to make Loans and issue Letters of Credit upon the terms and subject to the conditions set forth therein; and

WHEREAS, this Agreement is required by the terms of the Credit Agreement.

NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.	Definitions.

(a) Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement, and the following terms shall have the meanings set forth in the UCC (defined below): Accession, Account, Adverse Claim, As-Extracted Collateral, Chattel Paper, Commercial Tort Claim, Consumer Goods, Deposit Account, Document, Electronic Chattel Paper, Equipment, Farm Products, Financial Asset, Fixtures, General Intangible, Goods, Instrument, Inventory, Investment Company Security, Investment Property, Letter-of-Credit Right, Manufactured Home, Money, Proceeds, Securities Account, Security Entitlement, Security, Software, Supporting Obligation and Tangible Chattel Paper.

(b) In addition, the following terms shall have the meanings set forth below:

“Collateral” has the meaning provided in Section 2 hereof.

“Copyright License” means any written agreement, naming any Obligor as licensor, granting any right under any Copyright.

“Copyrights” means (a) all registered United States copyrights in all Works, now existing or hereafter created or acquired, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Copyright Office, and (b) all renewals thereof.

“Patent License” means any agreement, whether written or oral, providing for the grant by or to a Obligor of any right to manufacture, use or sell any invention covered by a Patent.

“Patents” means (a) all letters patent of the United States or any other country and all reissues and extensions thereof, and (b) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof.

“Pledged Equity” means, with respect to each Obligor, (i) 100% of the issued and outstanding Equity Interests of each Domestic Subsidiary of the Borrower that is directly owned by such Obligor and (ii) 65% (or such greater percentage that, due to a change in an applicable Law after the date hereof, (A) could not reasonably be expected to cause the undistributed earnings of such Foreign Subsidiary as determined for United States federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary’s United States parent and (B) could not reasonably be expected to cause any material adverse tax consequences) of the issued and outstanding Equity Interests entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and 100% of the issued and outstanding Equity Interests not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) in each Foreign Subsidiary of the Borrower that is directly owned by such Obligor, including the Equity Interests of the Subsidiaries owned by such Obligor as set forth on Schedule 1(b) hereto, in each case together with the certificates (or other agreements or instruments), if any, representing such shares, and all options and other rights, contractual or otherwise, with respect thereto, including, but not limited to, the following:

(1) all Equity Interests representing a dividend thereon, or representing a distribution or return of capital upon or in respect thereof, or resulting from a stock split, revision, reclassification or other exchange therefor, and any subscriptions, warrants, rights or options issued to the holder thereof, or otherwise in respect thereof; and

(2) in the event of any consolidation or merger involving the issuer thereof and in which such issuer is not the surviving Person, all shares of each class of the Equity Interests of the successor Person formed by or resulting from such consolidation or merger, to the extent that such successor Person is a direct Subsidiary of an Obligor.

“Secured Obligations” means, without duplication, (a) all Obligations and (b) all costs and expenses incurred in connection with enforcement and collection of the Obligations, including the fees, charges and disbursements of counsel.

“Trademark License” means any agreement, written or oral, providing for the grant by or to an Obligor of any right to use any Trademark.

“Trademarks” means (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and the goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state thereof or any other country or any political subdivision thereof, or otherwise and (b) all renewals thereof.

“UCC” means the Uniform Commercial Code as in effect from time to time in the state of New York except as such term may be used in connection with the perfection of the Collateral and then the applicable jurisdiction with respect to such affected Collateral shall apply.

“Work” means any work that is subject to copyright protection pursuant to Title 17 of the United States Code.

2. Grant of Security Interest in the Collateral. To secure the prompt payment and performance in full when due, whether by lapse of time, acceleration, mandatory prepayment or otherwise, of the Secured Obligations, each Obligor hereby grants to the Administrative Agent, for the benefit of the holders of the Secured Obligations, a continuing security interest in, and a right to set off against, any and all right, title and interest of such Obligor in and to all of the following, whether now owned or existing or owned, acquired, or arising hereafter (collectively, the “Collateral”): (a) all Accounts; (b) all Chattel Paper; (c) those certain Commercial Tort Claims set forth on Schedule 2(c) hereto; (d) all Copyrights; (e) all Copyright Licenses; (f) all Deposit Accounts; (g) all Documents; (h) all Equipment; (i) all Fixtures; (j) all General Intangibles; (k) all Instruments; (l) all Inventory; (m) all Investment Property; (n) all Letter-of-Credit Rights; (o) all Money; (p) all Patents; (q) all Patent Licenses; (r) all Pledged Equity; (s) all Software; (t) all Supporting Obligations; (u) all Trademarks; (v) all Trademark Licenses; and (w) all Accessions and all Proceeds of any and all of the foregoing.

Notwithstanding anything to the contrary contained herein, the security interests granted under this Agreement shall not extend to (i) Excluded Property and (ii) any General Intangible, permit, lease, license, contract or Instrument of an Obligor if the grant of a security interest in such General Intangible, permit, lease, license, contract or Instrument in the manner contemplated by this Agreement, under the terms thereof or under applicable Law, is prohibited and would result in the termination thereof or give the other parties thereto the right to terminate, accelerate or otherwise alter such Obligor’s rights, titles and interests thereunder (including upon the giving of notice or the lapse of time or both); provided that (a) any such limitation described in the foregoing clause (ii) on the security interests granted hereunder shall only apply to the extent that any such prohibition could not be rendered ineffective pursuant to the UCC or any other applicable Law (including Debtor Relief Laws) or principles of equity and (b) in the event of the termination or elimination of any such prohibition or the requirement for any consent contained in any applicable Law, General Intangible, permit, lease, license, contract or Instrument, to the extent sufficient to permit any such item to become Collateral hereunder, or upon the granting of any such consent, or waiving or terminating any requirement for such consent, a security interest in such General Intangible, permit, lease, license, contract or Instrument shall be automatically and simultaneously granted hereunder and shall be included as Collateral hereunder.

The Obligors and the Administrative Agent, on behalf of the holders of the Secured Obligations, hereby acknowledge and agree that the security interest created hereby in the Collateral (i) constitutes continuing collateral security for all of the Secured Obligations, whether now existing or hereafter arising and (ii) is not to be construed as an assignment of any Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks or Trademark Licenses.

3. Representations and Warranties. Each Obligor hereby represents and warrants to the Administrative Agent, for the benefit of the holders of the Secured Obligations, that:

(a) Ownership. Each Obligor is the legal and beneficial owner of its Collateral and has the right to pledge, sell, assign or transfer the same. There exists no Adverse Claim with respect to the Pledged Equity of such Obligor.

(b) Security Interest/Priority. This Agreement creates a valid security interest in favor of the Administrative Agent, for the benefit of the holders of the Secured Obligations, in the Collateral of such Obligor and, when properly perfected by filing, shall constitute a valid and perfected, first priority security interest in such Collateral (including all uncertificated Pledged Equity consisting of partnership or limited liability company interests that do not constitute Securities), to the extent such security interest can be perfected by filing under the UCC, free and clear of all Liens except for Permitted Liens. The taking possession by the Administrative Agent of the certificated securities (if any) evidencing the Pledged Equity and all other Instruments constituting Collateral will perfect and establish the first priority of the Administrative Agent’s security interest in all the Pledged Equity evidenced by such certificated securities and such

Instruments. With respect to any Collateral consisting of a Deposit Account, Securities Entitlement or held in a Securities Account, upon execution and delivery by the applicable Obligor, the applicable Securities Intermediary and the Administrative Agent of an agreement granting control to the Administrative Agent over such Collateral, the Administrative Agent shall have a valid and perfected, first priority security interest in such Collateral subject to customary setoff rights of depository institutions.

(c) Types of Collateral. None of the Collateral consists of, or is the Proceeds of, As-Extracted Collateral, Consumer Goods, Farm Products, Manufactured Homes or standing timber.

(d) Accounts. (i) Each Account of the Obligors and the papers and documents relating thereto are genuine and in all material respects what they purport to be, (ii) each Account arises out of (A) a bona fide sale of goods sold and delivered by such Obligor (or is in the process of being delivered) or (B) services theretofore actually rendered by such Obligor to, the account debtor named therein, (iii) no Account of an Obligor is evidenced by any Instrument or Chattel Paper unless such Instrument or Chattel Paper, to the extent requested by the Administrative Agent, has been endorsed over and delivered to, or submitted to the control of, the Administrative Agent and (iv) the right to receive payment under each Account is assignable.

(e) Equipment and Inventory. With respect to any Equipment and/or Inventory of an Obligor, each such Obligor has exclusive possession and control of such Equipment and Inventory of such Obligor except for (i) Equipment leased by such Obligor as a lessee, (ii) Equipment or Inventory in transit with common carriers, (iii) inventory at third party warehouses or (iv) sample inventory at third party research firms and/or prospective customers. No Inventory of an Obligor is held by a Person other than an Obligor pursuant to consignment, sale or return, sale on approval or similar arrangement.

(f) Authorization of Pledged Equity. All Pledged Equity is duly authorized and validly issued, is fully paid and, to the extent applicable, nonassessable and is not subject to the preemptive rights of any Person.

(g) No Other Equity Interests, Instruments, Etc. As of the date hereof, (i) no Obligor owns any certificated Equity Interests in any Subsidiary that are required to be pledged and delivered to the Administrative Agent hereunder except as set forth on Schedule 1(b) hereto, and (ii) no Obligor holds any Instruments, Documents or Tangible Chattel Paper required to be pledged and delivered to the Administrative Agent pursuant to Section 4(a)(i) of this Agreement other than as set forth on Schedule 3(g) hereto. All such certificated securities, Instruments, Documents and Tangible Chattel Paper have been delivered to the Administrative Agent.

(h) Partnership and Limited Liability Company Interests. Except as previously disclosed to the Administrative Agent, none of the Collateral (i) is dealt in or traded on a securities exchange or in a securities market, (ii) by its terms expressly provides that it is a Security governed by Article 8 of the UCC, (iii) is an Investment Company Security, (iv) is held in a Securities Account or (v) constitutes a Security or a Financial Asset.

(i) Consents; Etc. There are no restrictions in any Organization Document governing any Pledged Equity or any other document related thereto which would limit or restrict (i) the grant of a Lien pursuant to this Agreement on such Pledged Equity, (ii) the perfection of such Lien or (iii) the exercise of remedies in respect of such perfected Lien in the Pledged Equity as contemplated by this Agreement. Except for (i) the filing or recording of UCC financing statements, (ii) the filing of appropriate notices with the United States Patent and Trademark Office and the United States

Copyright Office, (iii) obtaining control to perfect the Liens created by this Agreement (to the extent required under Section 4(a) hereof), (iv) such actions as may be required by Laws affecting the offering and sale of securities, (v) such actions as may be required by applicable foreign Laws affecting the pledge of the Pledged Equity of Foreign Subsidiaries and (vi) consents, authorizations, filings or other actions which have been obtained or made, no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or Governmental Authority and no consent of any other Person (including, without limitation, any stockholder, member or creditor of such Obligor), is required for (A) the grant by such Obligor of the security interest in the Collateral granted hereby or for the execution, delivery or performance of this Agreement by such Obligor, (B) the perfection of such security interest (to the extent such security interest can be perfected by filing under the UCC, the granting of control (to the extent required under Section 4(a) hereof) or by filing an appropriate notice with the United States Patent and Trademark Office or the United States Copyright Office) or (C) the exercise by the Administrative Agent or the holders of the Secured Obligations of the rights and remedies provided for in this Agreement.

(j) Commercial Tort Claims. As of the date hereof, no Obligor has any Commercial Tort Claims seeking damages in excess of $100,000 other than as set forth on Schedule 2(c) hereto.

(k) Copyrights, Patents and Trademarks.

(i) To the best of each Obligor’s knowledge, each Copyright, Patent and Trademark of such Obligor is valid, subsisting, unexpired, enforceable and has not been abandoned.

(ii) To the best of each Obligor’s knowledge, no holding, decision or judgment has been rendered by any Governmental Authority that would limit, cancel or question the validity of any Copyright, Patent or Trademark of any Obligor.

(iii) No action or proceeding is pending seeking to limit, cancel or question the validity of any Copyright, Patent or Trademark of any Obligor, or that, if adversely determined, could reasonably be expected to have a material adverse effect on the value of any Copyright, Patent or Trademark of any Obligor.

(iv) All applications pertaining to the Copyrights, Patents and Trademarks of each Obligor have been duly and properly filed, and all registrations or letters pertaining to such Copyrights, Patents and Trademarks have been duly and properly filed and issued.

(v) No Obligor has made any assignment or agreement in conflict with the security interest in the Copyrights, Patents or Trademarks of any Obligor hereunder.

4. Covenants. Each Obligor covenants that until such time as the Secured Obligations arising under the Loan Documents have been paid in full and the Commitments have expired or been terminated, such Obligor shall:

(a) Instruments/Chattel Paper/Pledged Equity/Control.

(i) If any amount in excess of $100,000 payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument or Tangible Chattel Paper, or if any property constituting Collateral shall be stored or shipped subject to a Document, ensure that such Instrument, Tangible Chattel Paper or Document is either in the possession of such Obligor at all times or, if reasonably requested by the Administrative Agent to perfect its security interest in such Collateral, is delivered to the Administrative Agent duly endorsed in a manner satisfactory to the Administrative Agent. Such Obligor shall ensure that any Collateral consisting of Tangible Chattel Paper is marked with a legend acceptable to the Administrative Agent indicating the Administrative Agent’s security interest in such Tangible Chattel Paper.

(ii) Deliver to the Administrative Agent promptly upon the receipt thereof by or on behalf of an Obligor, all certificates and instruments constituting Pledged Equity. Prior to delivery to the Administrative Agent, all such certificates constituting Pledged Equity shall be held in trust by such Obligor for the benefit of the Administrative Agent pursuant hereto. All such certificates representing Pledged Equity shall be delivered in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, substantially in the form provided in Exhibit 4(a)(ii) hereto.

(iii) Promptly execute and deliver all agreements, assignments, instruments or other documents as reasonably requested by the Administrative Agent for the purpose of obtaining and maintaining control with respect to any Collateral consisting of (i) Deposit Accounts, (ii) Investment Property, (iii) Letter-of-Credit Rights and (iv) Electronic Chattel Paper.

(b) Filing of Financing Statements, Notices, etc. Each Obligor shall execute and deliver to the Administrative Agent such agreements, assignments or instruments (including affidavits, notices, reaffirmations and amendments and restatements of existing documents) as the Administrative Agent may reasonably request and do all such other things as the Administrative Agent may reasonably deem necessary or appropriate (i) to assure to the Administrative Agent its security interests hereunder, including (A) such instruments as the Administrative Agent may from time to time reasonably request in order to perfect and maintain the security interests granted hereunder in accordance with the UCC, (B) with regard to Copyrights, a Notice of Grant of Security Interest in Copyrights in the form of Exhibit 4(b)(i), (C) with regard to Patents, a Notice of Grant of Security Interest in Patents for filing with the United States Patent and Trademark Office in the form of Exhibit 4(b)(ii) hereto and (D) with regard to Trademarks, a Notice of Grant of Security Interest in Trademarks for filing with the United States Patent and Trademark Office in the form of Exhibit 4(b)(iii) hereto, (ii) to consummate the transactions contemplated hereby and (iii) to otherwise protect and assure the Administrative Agent of its rights and interests hereunder. Furthermore, each Obligor also hereby irrevocably makes, constitutes and appoints the Administrative Agent, its nominee or any other person whom the Administrative Agent may designate, as such Obligor’s attorney in fact with full power and for the limited purpose to sign in the name of such Obligor any financing statements, or amendments and supplements to financing statements, renewal financing statements, notices or any similar documents which in the Administrative Agent’s reasonable discretion would be necessary or appropriate in order to perfect and maintain perfection of the security interests granted hereunder, such power, being coupled with an interest, being and remaining irrevocable until such time as the Secured Obligations arising under the Loan Documents have been paid in full and the Commitments have expired or been terminated. Each Obligor hereby agrees that a carbon, photographic or other reproduction of this Agreement or any such financing statement is sufficient for filing as a financing statement by the Administrative Agent without notice thereof to such Obligor wherever the Administrative Agent may in its sole discretion desire to file the same.

(c) Collateral Held by Warehouseman, Bailee, etc. If any material Collateral is at any time in the possession or control of a warehouseman, bailee or any agent or processor of such Obligor and the Administrative Agent so requests (i) notify such Person in writing of the Administrative Agent’s security interest therein, (ii) instruct such Person to hold all such Collateral for the Administrative Agent’s account and subject to the Administrative Agent’s instructions and (iii) use reasonable best efforts to obtain a written acknowledgment from such Person that it is holding such Collateral for the benefit of the Administrative Agent.

(d) Treatment of Accounts. Not grant or extend the time for payment of any Account, or compromise or settle any Account for less than the full amount thereof, or release any person or property, in whole or in part, from payment thereof, or allow any credit or discount thereon, other than as normal and customary in the ordinary course of an Obligor’s business.

(e) Commercial Tort Claims. (i) Promptly forward to the Administrative Agent an updated Schedule 2(c) listing any and all Commercial Tort Claims by or in favor of such Obligor seeking damages in excess of $100,000 and (ii) execute and deliver such statements, documents and notices and do and cause to be done all such things as may be required by the Administrative Agent, or required by Law to create, preserve, perfect and maintain the Administrative Agent’s security interest in any Commercial Tort Claims initiated by or in favor of any Obligor.

(f) Books and Records. If requested by the Administrative Agent, mark its books and records (and shall cause the issuer of the Pledged Equity of such Obligor to mark its books and records) to reflect the security interest granted pursuant to this Agreement.

(g) Nature of Collateral. At all times maintain the material Collateral as personal property and not affix any such Collateral to any real property in a manner which would change its nature from personal property to real property or a Fixture to real property, unless the Administrative Agent shall have a perfected Lien on such Fixture or real property.

(h) Issuance or Acquisition of Equity Interests. Not without executing and delivering, or causing to be executed and delivered, to the Administrative Agent such agreements, documents and instruments as the Administrative Agent may reasonably require, issue or acquire any Pledged Equity consisting of an interest in a partnership or a limited liability company that (i) is dealt in or traded on a securities exchange or in a securities market, (ii) by its terms expressly provides that it is a Security governed by Article 8 of the UCC, (iii) is an Investment Company Security, (iv) is held in a Securities Account or (v) constitutes a Security or a Financial Asset.

(i) Intellectual Property.

(i) Not do any act or knowingly omit to do any act whereby any material Copyright may become invalidated and (A) not do any act, or knowingly omit to do any act, whereby any material Copyright may become injected into the public domain; (B) notify the Administrative Agent immediately if it knows that any material Copyright may become injected into the public domain or of any materially adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any court or tribunal in the United States or any other country) regarding an Obligor’s ownership of any such Copyright or its validity; (C) take all necessary steps as it shall deem appropriate under the circumstances, to maintain and pursue each application (and to obtain the relevant registration) of each material Copyright owned by an Obligor and to maintain each registration of each material Copyright owned by an Obligor including, without limitation, filing of applications for renewal where necessary; and (D) promptly notify the Administrative Agent of any material infringement of any material Copyright of an Obligor of which it becomes aware and take such actions as it shall reasonably deem appropriate under the circumstances to protect such Copyright, including, where appropriate, the bringing of suit for infringement, seeking injunctive relief and seeking to recover any and all damages for such infringement.

(ii) Not make any assignment or agreement in conflict with the security interest in the Copyrights of each Obligor hereunder (except as permitted by the Credit Agreement).

(iii)(A) Continue to use each material Trademark on each and every trademark class of goods applicable to its current line as reflected in its current catalogs, brochures and price lists in order to maintain such Trademark in full force free from any claim of abandonment for non-use, (B) maintain as in the past the quality of products and services offered under such Trademark, (C) employ such Trademark with the appropriate notice of registration, if applicable, (D) not adopt or use any mark that is confusingly similar or a colorable imitation of such Trademark unless the Administrative Agent, for the ratable benefit of the holders of the Secured Obligations, shall obtain a perfected security interest in such mark pursuant to this Agreement, and (E) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any such Trademark may become invalidated.

(iv) Not do any act, or omit to do any act, whereby any material Patent may become abandoned or dedicated.

(v) Notify the Administrative Agent and the holders of the Secured Obligations immediately if it knows that any application or registration relating to any material Patent or Trademark may become abandoned or dedicated, or of any materially adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office or any court or tribunal in any country) regarding such Obligor ownership of any Patent or Trademark or its right to register the same or to keep and maintain the same.

(vi) Take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office, or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of each material Patent and Trademark, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.

(vii) Promptly notify the Administrative Agent and the holders of the Secured Obligations after it learns that any material Patent or Trademark included in the Collateral is infringed, misappropriated or diluted by a third party and promptly sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution, or to take such other actions as it shall reasonably deem appropriate under the circumstances to protect such Patent or Trademark.

(viii) Not make any assignment or agreement in conflict with the security interest in the Patents or Trademarks of each Obligor hereunder (except as permitted by the Credit Agreement).

Notwithstanding the foregoing, the Obligors may, in their reasonable business judgment, fail to maintain, pursue, preserve or protect any Copyright, Patent or Trademark which is not material to their businesses.

5. Authorization to File Financing Statements. Each Obligor hereby authorizes the Administrative Agent to prepare and file such financing statements (including continuation statements) or amendments thereof or supplements thereto or other instruments as the Administrative Agent may from time to time deem necessary or appropriate in order to perfect and maintain the security interests granted hereunder in accordance with the UCC (including authorization to describe the Collateral as “all personal property”, “all assets” or words of similar meaning).

6. Advances. On failure of any Obligor to perform any of the covenants and agreements contained herein, the Administrative Agent may, at its sole option and in its sole discretion, perform the same and in so doing may expend such sums as the Administrative Agent may reasonably deem advisable in the performance thereof, including, without limitation, the payment of any insurance premiums (subject to Section 22), the payment of any taxes, a payment to obtain a release of a Lien or potential Lien, expenditures made in defending against any adverse claim and all other expenditures which the Administrative Agent may make for the protection of the security hereof or which may be compelled to make by operation of Law. All such sums and amounts so expended shall be repayable by the Obligors on a joint and several basis promptly upon timely notice thereof and demand therefor, shall constitute additional Secured Obligations and shall, subject to Section 22, bear interest from the date said amounts are expended at the Default Rate. No such performance of any covenant or agreement by the Administrative Agent on behalf of any Obligor, and no such advance or expenditure therefor, shall relieve the Obligors of any Default or Event of Default. The Administrative Agent may make any payment hereby authorized in accordance with any bill, statement or estimate procured from the appropriate public office or holder of the claim to be discharged without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax assessment, sale, forfeiture, tax lien, title or claim except to the extent such payment is being contested in good faith by an Obligor in appropriate proceedings and against which adequate reserves are being maintained in accordance with GAAP.

7. Remedies.

(a) General Remedies. Upon the occurrence of an Event of Default and during continuation thereof, the Administrative Agent shall have, in addition to the rights and remedies provided herein, in the Loan Documents, in any other documents relating to the Secured Obligations, or by Law (including, but not limited to, levy of attachment, garnishment and the rights and remedies set forth in the UCC of the jurisdiction applicable to the affected Collateral), the rights and remedies of a secured party under the UCC (regardless of whether the UCC is the law of the jurisdiction where the rights and remedies are asserted and regardless of whether the UCC applies to the affected Collateral), and further, the Administrative Agent may, with or without judicial process or the aid and assistance of others, (i) enter on any premises on which any of the Collateral may be located and, without resistance or interference by the Obligors, take possession of the Collateral, (ii) dispose of any Collateral on any such premises, (iii) require the Obligors to assemble and make available to the Administrative Agent at the expense of the Obligors any Collateral at any place and time designated by the Administrative Agent which is reasonably convenient to both parties, (iv) remove any Collateral from any such premises for the purpose of effecting sale or other disposition thereof, and/or (v) without demand and without advertisement, notice, hearing or process of law, all of which each of the Obligors hereby waives to the fullest extent permitted by Law, at any place and time or times, sell and deliver any or all Collateral held by or for it at public or private sale (which in the case of a private sale of Pledged Equity, shall be to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution or resale thereof), at any exchange or broker’s board or elsewhere, by one or more contracts, in one or more parcels, for Money, upon credit or otherwise, at such prices and upon such commercially reasonable terms as the Administrative Agent deems advisable, in its sole discretion (subject to any and all mandatory legal requirements). Each Obligor acknowledges that any such private sale may be at prices and on terms less favorable to the seller than the prices and other terms which might have been obtained at a public sale and, notwithstanding the foregoing, agrees that such fact shall not, in itself, be deemed to detract from the commercial reasonableness of the sale and, in the case of a sale of Pledged Equity, the Administrative Agent shall have no obligation to delay sale of any such securities for the period of time necessary to permit the issuer of such securities to register such securities for public sale under the Securities Act of 1933. Neither the Administrative Agent’s compliance with applicable Law nor its disclaimer of warranties relating to the Collateral shall be considered to adversely affect the commercial reasonableness of any sale. To the extent the rights of notice cannot be legally waived hereunder, each Obligor agrees that any requirement of reasonable notice shall be met if such notice, specifying the place of any public sale or the time after which any private sale is to be made, is personally served on or mailed, postage prepaid, to the Borrower in accordance with the notice provisions of Section 11.02 of the Credit Agreement at least 10 days before the time of sale or other event giving rise to the requirement of such notice. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Obligor further acknowledges and agrees that any offer to sell any Pledged Equity which has been (i) publicly advertised on a bona fide basis in a newspaper or other publication of general circulation in the financial community of New York, New York (to the extent that such offer may be advertised without prior registration under the Securities Act of 1933), or (ii) made privately in the manner described above shall be deemed to involve a “public sale” under the UCC, notwithstanding that such sale may not constitute a “public offering” under the Securities Act of 1933, and the Administrative Agent may, in such event, bid for the purchase of such securities. The Administrative Agent shall not be obligated to make any sale or other disposition of the Collateral regardless of notice having been given. To the extent permitted by applicable Law, any holder of Secured Obligations may be a purchaser at any such sale. To the extent permitted by applicable Law, each of the Obligors hereby waives all of its rights of redemption with respect to any such sale. Subject to the provisions of applicable Law, the Administrative Agent may postpone or cause the postponement of the sale of all or any portion of the Collateral by announcement at the time and place of such sale, and such sale may, without further notice, to the extent permitted by Law, be made at the time and place to which the sale was postponed, or the Administrative Agent may further postpone such sale by announcement made at such time and place.

(b) Remedies relating to Accounts. During the continuation of an Event of Default, whether or not the Administrative Agent has exercised any or all of its rights and remedies hereunder, (i) each Obligor will promptly upon request of the Administrative Agent instruct all account debtors to remit all payments in respect of Accounts to a mailing location selected by the Administrative Agent and (ii) the Administrative Agent shall have the right to enforce any Obligor’s rights against its customers and account debtors, and the Administrative Agent or its designee may notify any Obligor’s customers and account debtors that the Accounts of such Obligor have been assigned to the Administrative Agent or of the Administrative Agent’s security interest therein, and may (either in its own name or in the name of an Obligor or both) demand, collect (including without limitation by way of a lockbox arrangement), receive, take receipt for, sell, sue for, compound, settle, compromise and give acquittance for any and all amounts due or to become due on any Account, and, in the Administrative Agent’s discretion, file any claim or take any other action or proceeding to protect and realize upon the security interest of the holders of the Secured Obligations in the Accounts. Neither the Administrative Agent nor the holders of the Secured Obligations shall have any liability or responsibility to any Obligor for acceptance of a check, draft or other order for payment of money bearing the legend “payment in full” or words of similar import or any other restrictive legend or endorsement or be responsible for determining the correctness of any remittance. Furthermore, during the continuation of an Event of Default, (i) the Administrative Agent shall have the right, but not the obligation, to make test verifications of the Accounts in any manner and through any medium that it reasonably considers advisable, and the Obligors shall furnish all such assistance and information as the Administrative Agent may require in connection with such test verifications, (ii) upon the Administrative Agent’s request and at the expense of the Obligors, the Obligors shall cause independent public accountants or others satisfactory to the Administrative Agent to furnish to the Administrative Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Accounts and (iii) the Administrative Agent in its own name or in the name of others may communicate with account debtors on the Accounts to verify with them to the Administrative Agent’s satisfaction the existence, amount and terms of any Accounts.

(c) Access. In addition to the rights and remedies hereunder, upon the occurrence of an Event of Default and during the continuance thereof, the Administrative Agent shall have the right to enter and remain upon the various premises of the Obligors without cost or charge to the Administrative Agent, and use the same, together with materials, supplies, books and records of the Obligors for the purpose of collecting and liquidating the Collateral, or for preparing for sale and conducting the sale of the Collateral, whether by foreclosure, auction or otherwise. In addition, the Administrative Agent may remove Collateral, or any part thereof, from such premises and/or any records with respect thereto, in order to effectively collect or liquidate such Collateral.

(d) Nonexclusive Nature of Remedies. Failure by the Administrative Agent or the holders of the Secured Obligations to exercise any right, remedy or option under this Agreement, any other Loan Document, any other document relating to the Secured Obligations, or as provided by Law, or any delay by the Administrative Agent or the holders of the Secured Obligations in exercising the same, shall not operate as a waiver of any such right, remedy or option. No waiver hereunder shall be effective unless it is in writing, signed by the party against whom such waiver is sought to be enforced and then only to the extent specifically stated, which in the case of the Administrative Agent or the holders of the Secured Obligations shall only be granted as provided herein. To the extent permitted by Law, neither the Administrative Agent, the holders of the Secured Obligations, nor any party acting as attorney for the Administrative Agent or the holders of the Secured Obligations, shall be liable hereunder for any acts or omissions or for any error of judgment or mistake of fact or law other than their gross negligence or willful misconduct hereunder. The rights and remedies of the Administrative Agent and the holders of the Secured Obligations under this Agreement shall be cumulative and not exclusive of any other right or remedy which the Administrative Agent or the holders of the Secured Obligations may have.

(e) Retention of Collateral. In addition to the rights and remedies hereunder, the Administrative Agent may, in compliance with Sections 9-620 and 9-621 of the UCC or otherwise complying with the requirements of applicable Law of the relevant jurisdiction, accept or retain the Collateral in satisfaction of the Secured Obligations. Unless and until the Administrative Agent shall have provided such notices, however, the Administrative Agent shall not be deemed to have retained any Collateral in satisfaction of any Secured Obligations for any reason.

(f) Deficiency. In the event that the proceeds of any sale, collection or realization are insufficient to pay all amounts to which the Administrative Agent or the holders of the Secured Obligations are legally entitled, the Obligors shall be jointly and severally liable for the deficiency, together with interest thereon at the Default Rate, together with the costs of collection and the fees, charges and disbursements of counsel. Any surplus remaining after the full payment and satisfaction of the Secured Obligations shall be returned to the Obligors or to whomsoever a court of competent jurisdiction shall determine to be entitled thereto.

8. Rights of the Administrative Agent.

(a) Power of Attorney. In addition to other powers of attorney contained herein, each Obligor hereby designates and appoints the Administrative Agent, on behalf of the holders of the Secured Obligations, and each of its designees or agents, as attorney-in-fact of such Obligor, irrevocably and with power of substitution, with authority to take any or all of the following actions upon the occurrence and during the continuance of an Event of Default:

(i) to demand, collect, settle, compromise, adjust, give discharges and releases, all as the Administrative Agent may reasonably determine;

(ii) to commence and prosecute any actions at any court for the purposes of collecting any Collateral and enforcing any other right in respect thereof;

(iii) to defend, settle or compromise any action brought with respect to the Collateral and, in connection therewith, give such discharge or release as the Administrative Agent may deem reasonably appropriate;

(iv) receive, open and dispose of mail addressed to an Obligor and endorse checks, notes, drafts, acceptances, money orders, bills of lading, warehouse receipts or other instruments or documents evidencing payment, shipment or storage of the goods giving rise to the Collateral of such Obligor on behalf of and in the name of such Obligor, or securing, or relating to such Collateral;

(v) sell, assign, transfer, make any agreement in respect of, or otherwise deal with or exercise rights in respect of, any Collateral or the goods or services which have given rise thereto, as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes;

(vi) adjust and settle claims under any insurance policy relating thereto;

(vii) execute and deliver all assignments, conveyances, statements, financing statements, renewal financing statements, security agreements, affidavits, notices and other agreements, instruments and documents that the Administrative Agent may determine necessary in order to perfect and maintain the security interests and liens granted in this Agreement and in order to fully consummate all of the transactions contemplated therein;

(viii) institute any foreclosure proceedings that the Administrative Agent may deem appropriate;

(ix) to sign and endorse any drafts, assignments, proxies, stock powers, verifications, notices and other documents relating to the Collateral;

(x) to exchange any of the Pledged Equity or other property upon any merger, consolidation, reorganization, recapitalization or other readjustment of the issuer thereof and, in connection therewith, deposit any of the Pledged Equity with any committee, depository, transfer agent, registrar or other designated agency upon such terms as the Administrative Agent may reasonably deem appropriate;

(xi) to vote for a shareholder resolution, or to sign an instrument in writing, sanctioning the transfer of any or all of the Pledged Equity into the name of the Administrative Agent or one or more of the holders of the Secured Obligations or into the name of any transferee to whom the Pledged Equity or any part thereof may be sold pursuant to Section 7 hereof;

(xii) to pay or discharge taxes, liens, security interests or other encumbrances levied or placed on or threatened against the Collateral;

(xiii) to direct any parties liable for any payment in connection with any of the Collateral to make payment of any and all monies due and to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct;

(xiv) to receive payment of and receipt for any and all monies, claims, and other amounts due and to become due at any time in respect of or arising out of any Collateral; and

(xv) do and perform all such other acts and things as the Administrative Agent may reasonably deem to be necessary, proper or convenient in connection with the Collateral.

This power of attorney is a power coupled with an interest and shall be irrevocable until such time as the Secured Obligations arising under the Loan Documents have been paid in full and the Commitments have expired or been terminated. The Administrative Agent shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to the Administrative Agent in this Agreement, and shall not be liable for any failure to do so or any delay in doing so. The Administrative Agent shall not be liable for any act or omission or for any error of judgment or any mistake of fact or law in its individual capacity or its capacity as attorney-in-fact except acts or omissions resulting from its gross negligence or willful misconduct. This power of attorney is conferred on the Administrative Agent solely to protect, preserve and realize upon its security interest in the Collateral.

(b) Assignment by the Administrative Agent. The Administrative Agent may from time to time assign the Secured Obligations to a successor Administrative Agent appointed in accordance with the Credit Agreement, and such successor shall be entitled to all of the rights and remedies of the Administrative Agent under this Agreement in relation thereto.

(c) The Administrative Agent’s Duty of Care. Other than the exercise of reasonable care to assure the safe custody of the Collateral while being held by the Administrative Agent hereunder, the Administrative Agent shall have no duty or liability to preserve rights pertaining thereto, it being understood and agreed that the Obligors shall be responsible for preservation of all rights in the Collateral, and the Administrative Agent shall be relieved of all responsibility for the Collateral upon surrendering it or tendering the surrender of it to the Obligors. The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Administrative Agent accords its own property, which shall be no less than the treatment employed by a reasonable and prudent agent in the industry, it being understood that the Administrative Agent shall not have responsibility for taking any necessary steps to preserve rights against any parties with respect to any of the Collateral. In the event of a public or private sale of Collateral pursuant to Section 7 hereof, the Administrative Agent shall have no responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Collateral, whether or not the Administrative Agent has or is deemed to have knowledge of such matters, or (ii) taking any steps clean, repair or otherwise prepare the Collateral for sale.

(d) Liability with Respect to Accounts. Anything herein to the contrary notwithstanding, each of the Obligors shall remain liable under each of the Accounts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to each such Account. Neither the Administrative Agent nor any holder of Secured Obligations shall have any obligation or liability under any Account (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Administrative Agent or any holder of Secured Obligations of any payment relating to such Account pursuant hereto (other than accounting to the Borrower for proceeds applied under Section 9), nor shall the Administrative Agent or any holder of Secured Obligations be obligated in any manner to perform any of the obligations of an Obligor under or pursuant to any Account (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Account (or any agreement giving rise thereto), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

(e) Voting and Payment Rights in Respect of the Pledged Equity.

(i) So long as no Event of Default shall exist, each Obligor may (A) exercise any and all voting and other consensual rights pertaining to the Pledged Equity of such Obligor or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Credit Agreement and (B) receive and retain any and all dividends (other than stock dividends and other dividends constituting Collateral which are addressed hereinabove), principal or interest paid in respect of the Pledged Equity to the extent they are allowed under the Credit Agreement; and

(ii) During the continuance of an Event of Default and upon written notice to the Borrower, (A) all rights of an Obligor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to clause (i)(A) above shall cease and all such rights shall thereupon become vested in the Administrative Agent which shall then have the sole right to exercise such voting and other consensual rights, (B) all rights of an Obligor to receive the dividends, principal and interest payments which it would otherwise be authorized to receive and retain pursuant to clause (i)(B) above shall cease and all such rights shall thereupon be vested in the Administrative Agent which shall then have the sole right to receive and hold as Collateral such dividends, principal and interest payments, and (C) all dividends, principal and interest payments which are received by an Obligor contrary to the provisions of clause (ii)(B) above shall be received in trust for the benefit of the Administrative Agent, shall be segregated from other property or funds of such Obligor, and shall be forthwith paid over to the Administrative Agent as Collateral in the exact form received, to be held by the Administrative Agent as Collateral and as further collateral security for the Secured Obligations.

(f) Releases of Collateral. (i) If any Collateral shall be sold, transferred or otherwise disposed of by any Obligor in a transaction permitted by the Credit Agreement, then the Administrative Agent, at the request and sole expense of such Obligor, shall promptly execute and deliver to such Obligor all releases and other documents, and take such other action, reasonably necessary for the release of the Liens created hereby or by any other Collateral Document on such

Collateral. (ii) The Administrative Agent may release any of the Pledged Equity from this Agreement or may substitute any of the Pledged Equity for other Pledged Equity without altering, varying or diminishing in any way the force, effect, lien, pledge or security interest of this Agreement as to any Pledged Equity not expressly released or substituted, and this Agreement shall continue as a first priority lien on all Pledged Equity not expressly released or substituted.

9. Application of Proceeds. Upon the acceleration of the Obligations pursuant to Section 9.02 of the Credit Agreement, any payments in respect of the Secured Obligations and any proceeds of the Collateral, when received by the Administrative Agent or any holder of the Secured Obligations in Money, will be applied in reduction of the Secured Obligations in the order set forth in Section 9.03 of the Credit Agreement.

10. Continuing Agreement.

(a) This Agreement shall remain in full force and effect until such time as the Secured Obligations arising under the Loan Documents have been paid in full and the Commitments have expired or been terminated, at which time this Agreement shall be automatically terminated and the Administrative Agent shall, upon the request and at the expense of the Obligors, forthwith release all of its liens and security interests hereunder and shall execute and deliver all UCC termination statements and/or other documents reasonably requested by the Obligors evidencing such termination.

(b) This Agreement shall continue to be effective or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Secured Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any holder of the Secured Obligations as a preference, fraudulent conveyance or otherwise under any Debtor Relief Law, all as though such payment had not been made; provided that in the event payment of all or any part of the Secured Obligations is rescinded or must be restored or returned, all reasonable costs and expenses (including without limitation any reasonable legal fees and disbursements) incurred by the Administrative Agent or any holder of the Secured Obligations in defending and enforcing such reinstatement shall be deemed to be included as a part of the Secured Obligations.

11. Amendments; Waivers; Modifications, etc. This Agreement and the provisions hereof may not be amended, waived, modified, changed, discharged or terminated except as set forth in Section 11.01 of the Credit Agreement; provided that any update or revision to Schedule 2(c) hereof delivered by any Obligor shall not constitute an amendment for purposes of this Section 11 or Section 11.01 of the Credit Agreement.

12. Successors in Interest. This Agreement shall be binding upon each Obligor, its successors and assigns and shall inure, together with the rights and remedies of the Administrative Agent and the holders of the Secured Obligations hereunder, to the benefit of the Administrative Agent and the holders of the Secured Obligations and their successors and permitted assigns.

13. Notices. All notices required or permitted to be given under this Agreement shall be in conformance with Section 11.02 of the Credit Agreement.

14. Counterparts. This Agreement may be executed in any number of counterparts, each of which where so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

15. Headings. The headings of the sections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

16. Governing Law; Submission to Jurisdiction; Venue; WAIVER OF JURY TRIAL. The terms of Sections 11.14 and 11.15 of the Credit Agreement with respect to governing law, submission to jurisdiction, venue and waiver of jury trial are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

17. Severability. If any provision of any of the Agreement is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

18. Entirety. This Agreement, the other Loan Documents and the other documents relating to the Secured Obligations represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Loan Documents, any other documents relating to the Secured Obligations, or the transactions contemplated herein and therein.

19. Other Security. To the extent that any of the Secured Obligations are now or hereafter secured by property other than the Collateral (including, without limitation, real property and securities owned by an Obligor), or by a guarantee, endorsement or property of any other Person, then the Administrative Agent shall have the right to proceed against such other property, guarantee or endorsement upon the occurrence of any Event of Default, and the Administrative Agent shall have the right, in its sole discretion, to determine which rights, security, liens, security interests or remedies the Administrative Agent shall at any time pursue, relinquish, subordinate, modify or take with respect thereto, without in any way modifying or affecting any of them or the Secured Obligations or any of the rights of the Administrative Agent or the holders of the Secured Obligations under this Agreement, under any other of the Loan Documents or under any other document relating to the Secured Obligations.

20. Joinder. At any time after the date of this Agreement, one or more additional Persons may become party hereto by executing and delivering to the Administrative Agent a Joinder Agreement. Immediately upon such execution and delivery of such Joinder Agreement (and without any further action), each such additional Person will become a party to this Agreement as an “Obligor” and have all of the rights and obligations of an Obligor hereunder and this Agreement and the schedules hereto shall be deemed amended by such Joinder Agreement.

21. Rights of Required Lenders. All rights of the Administrative Agent hereunder, if not exercised by the Administrative Agent, may be exercised by the Required Lenders.

22. Warning Regarding Insurance.

WARNING

UNLESS THE OBLIGORS PROVIDE THE ADMINISTRATIVE AGENT WITH EVIDENCE OF THE INSURANCE COVERAGE AS REQUIRED BY THE CREDIT AGREEMENT OR THE OTHER LOAN DOCUMENTS, THE ADMINISTRATIVE AGENT MAY PURCHASE INSURANCE AT THE OBLIGORS’ EXPENSE TO PROTECT THE INTERESTS OF THE ADMINISTRATIVE AGENT AND THE HOLDERS OF THE SECURED OBLIGATIONS (“SECURED PARTIES”). THIS INSURANCE MAY, BUT NEED NOT, ALSO PROTECT THE OBLIGORS’ INTERESTS. IF THE COLLATERAL BECOMES DAMAGED, THE

COVERAGE THE ADMINISTRATIVE AGENT PURCHASES MAY NOT PAY ANY CLAIM OBLIGORS MAKE OR ANY CLAIM MADE AGAINST ANY OBLIGORS. THE OBLIGORS MAY LATER CANCEL THIS COVERAGE BY PROVIDING EVIDENCE THAT THEY HAVE OBTAINED PROPERTY COVERAGE ELSEWHERE.

THE OBLIGORS ARE RESPONSIBLE FOR THE COST OF ANY INSURANCE PURCHASED BY THE ADMINISTRATIVE AGENT. THE COST OF THIS INSURANCE MAY BE ADDED TO THE OBLIGORS’ CONTRACT OR LOAN BALANCES. IF THE COST IS ADDED TO THEIR CONTRACT OR LOAN BALANCES, THE INTEREST RATE ON THE UNDERLYING CONTRACT OR LOANS WILL APPLY TO THIS ADDED AMOUNT. THE EFFECTIVE DATE OF COVERAGE MAY BE THE DATE THE OBLIGORS’ PRIOR COVERAGE LAPSED OR THE DATE THEY FAILED TO PROVIDE PROOF OF COVERAGE.

THE COVERAGE THE ADMINISTRATIVE AGENT PURCHASES MAY BE CONSIDERABLY MORE EXPENSIVE THAN INSURANCE THE OBLIGORS CAN OBTAIN ON THEIR OWN AND MAY NOT SATISFY ANY NEED FOR PROPERTY DAMAGE COVERAGE OR ANY MANDATORY LIABILITY INSURANCE REQUIREMENTS IMPOSED BY WASHINGTON OR OTHER APPLICABLE LAW.

[remainder of page intentionally left blank]

Each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

OBLIGORS:	NAUTILUS, INC.,

By:
Name:
Title:

DASHAMERICA, INC.

By:
Name:
Title:

Accepted and agreed to as of the date first above written.

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:

SCHEDULE 1(b)

PLEDGED EQUITY

OBLIGOR: Nautilus, Inc.
Name of Subsidiary	Number of Shares	Certificate Number	Percentage Ownership
DashAmerica, Inc.	TBD	TBD	100%
Nautilus Fitness Australia Pty Ltd.	TBD	TBD	65%
Nautilus (Shanghai) Fitness Co., Ltd.	TBD	TBD	65%
Nautilus Fitness International Holdings S.A.	TBD	TBD	65%
Nautilus Fitness Canada, Inc.	TBD	TBD	65%
DFI Leaseco, LLC	N/A	N/A	100%

OBLIGOR: DashAmerica, Inc.

Name of Subsidiary	Number of Shares	Certificate Number	Percentage Ownership
Pearl Izumi GmbH	TBD	TBD	65%
Pearl Izumi Europe BV	TBD	TBD	65%

SCHEDULE 2(c)

COMMERCIAL TORT CLAIMS

None.

SCHEDULE 3(g)

INSTRUMENTS, DOCUMENTS, TANGIBLE CHATTEL PAPER

Promissory note made by Champion Nutrition in favor of Nautilus, Inc. in the approximate amount of $2,500,000 due on November 24, 2007

IRREVOCABLE STOCK POWER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers to

the following Equity Interests of                     , a                     corporation:

No. of Shares	Certificate No.

and irrevocably appoints                     its agent and attorney-in-fact to transfer all or any part of such Equity Interests and to take all necessary and appropriate action to effect any such transfer. The agent and attorney-in-fact may substitute and appoint one or more persons to act for him. The effectiveness of a transfer pursuant to this stock power shall be subject to any and all transfer restrictions referenced on the face of the certificates evidencing such interest or in the certificate of incorporation or bylaws of the subject corporation, to the extent they may from time to time exist.

By:
Name:
Title:

EXHIBIT 4(b)(i)

NOTICE

OF

GRANT OF SECURITY INTEREST

IN

COPYRIGHTS

United States Copyright Office

Ladies and Gentlemen:

Please be advised that pursuant to the Security and Pledge Agreement dated as of                 , 20    (as the same may be amended, modified, extended or restated from time to time, the “Agreement”) by and among the Obligors party thereto (each an “Obligor” and collectively, the “Obligors”) and Bank of America, N.A., as administrative agent (the “Administrative Agent”) for the holders of the Secured Obligations referenced therein, the undersigned Obligor has granted a continuing security interest in and continuing lien upon the copyrights and copyright applications shown below to the Administrative Agent for the ratable benefit of the holders of the Secured Obligations:

COPYRIGHTS

Copyright No.	Description of Copyright	Date of Copyright

COPYRIGHT APPLICATIONS

Copyright Applications No.	Description of Copyright Applied For	Date of Copyright Applications

The Obligors and the Administrative Agent, on behalf of the holders of the Secured Obligations, hereby acknowledge and agree that the security interest in the foregoing copyrights and copyright applications (i) may only be terminated in accordance with the terms of the Agreement and (ii) is not to be construed as an assignment of any copyright or copyright application.

Very truly yours,

[Obligor]

By:
Name:
Title:

Acknowledged and Accepted:

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:

EXHIBIT 4(b)(ii)

NOTICE

OF

GRANT OF SECURITY INTEREST

IN

PATENTS

United States Patent and Trademark Office

Ladies and Gentlemen:

Please be advised that pursuant to the Security and Pledge Agreement dated as of                 , 20    (as the same may be amended, modified, extended or restated from time to time, the “Agreement”) by and among the Obligors party thereto (each an “Obligor” and collectively, the “Obligors”) and Bank of America, N.A., as administrative agent (the “Administrative Agent”) for the holders of the Secured Obligations referenced therein, the undersigned Obligor has granted a continuing security interest in and continuing lien upon the patents and patent applications shown below to the Administrative Agent for the ratable benefit of the holders of the Secured Obligations:

PATENTS

Patent No.	Description of Patent Item	Date of Patent

PATENT APPLICATIONS

Patent Applications No.	Description of Patent Applied For	Date of Patent Applications

The Obligors and the Administrative Agent, on behalf of the holders of the Secured Obligations, hereby acknowledge and agree that the security interest in the foregoing patents and patent applications (i) may only be terminated in accordance with the terms of the Agreement and (ii) is not to be construed as an assignment of any patent or patent application.

Very truly yours,

[Obligor]

By:
Name:
Title:

Acknowledged and Accepted:

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:

EXHIBIT 4(b)(iii)

NOTICE

OF

GRANT OF SECURITY INTEREST

IN

TRADEMARKS

United States Patent and Trademark Office

Ladies and Gentlemen:

Please be advised that pursuant to the Security and Pledge Agreement dated as of                 , 20    (as the same may be amended, modified, extended or restated from time to time, the “Agreement”) by and among the Obligors party thereto (each an “Obligor” and collectively, the “Obligors”) and Bank of America, N.A., as Administrative Agent (the “Administrative Agent”) for the holders of the Secured Obligations referenced therein, the undersigned Obligor has granted a continuing security interest in and continuing lien upon the trademarks and trademark applications shown below to the Administrative Agent for the ratable benefit of the holders of the Secured Obligations:

TRADEMARKS

Trademark No.	Description of Trademark Item	Date of Trademark

TRADEMARK APPLICATIONS

Trademark Applications No.	Description of Trademark Applied For	Date of Trademark Applications

The Obligors and the Administrative Agent, on behalf of the holders of the Secured Obligations, hereby acknowledge and agree that the security interest in the foregoing trademarks and trademark applications (i) may only be terminated in accordance with the terms of the Agreement and (ii) is not to be construed as an assignment of any trademark or trademark application.

Very truly yours,

[Obligor]

By:
Name:
Title:

Acknowledged and Accepted:

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title: